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EXHIBIT 10.22

        EQUIPMENT LOAN AND SECURITY AGREEMENT

Dated as of December 27, 2001

by and between

GATX VENTURES, INC.
as Lender

and

NUVASIVE, INC.
a Delaware corporation
10065 Old Grove Road
San Diego, California 92131
as Borrower

CREDIT AMOUNT: $1,000,000

Repayment Period:	36 months
Treasury Note Maturity:	36 months
Loan Margin:	800 basis points
Commitment Termination Date:	July 31, 2002

        The terms and information set forth on this cover page are a part of the attached Equipment Loan and Security Agreement, dated as of the date first written above (this "Agreement"), entered into by and between GATX Ventures, Inc. ("Lender") and NuVasive, Inc. ("Borrower"). The terms and conditions of this Agreement agreed to between the parties hereto are as follows:

AGREEMENT

        1.    Definitions and Construction.

          1.1    Definitions.    As used in this Agreement, the following terms shall have the following definitions:

            "Affiliate" means any Person that owns or controls directly or indirectly ten percent or more of the stock of another entity, any Person that controls or is controlled by or is under common control with such Persons or any Affiliate of such Persons or each of such Person's officers, directors, joint venturers or partners.

            "Agreement" means this Equipment Loan and Security Agreement, as the same may from time to time be amended or supplemented.

            "Basic Rate" means, as of the relevant Funding Date, the per annum rate of interest (based on a year of twelve 30-day months) equal to the sum of (a) the U.S. Treasury note yield to maturity for a term equal to the Treasury Note Maturity as quoted in the Western Edition of The Wall Street Journal on the date the Loan Agreement Supplement is prepared, plus (b) the Loan Margin. Notwithstanding the foregoing, the Basic Rate shall not exceed the highest rate permitted by applicable law to be charged on commercial loans.

            "Borrower" has the meaning set forth on the cover page hereof.

            "Borrower's Home State" means California.

            "Business Day" means any day that is not a Saturday, Sunday, or other day on which banking institutions are authorized or required to close in Borrower's Home State.

            "Closing Date" means the date that each of the conditions precedent listed in Section 3.1 has been satisfied or waived in writing by Lender.

            "Code" means the Uniform Commercial Code as adopted and in effect in the State of California, as amended from time to time, provided that if by reason of mandatory provisions of law, the creation and/or perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than California, the term "Code" shall also mean the Uniform Commercial Code as in effect from time to time in such jurisdiction for purposes of the provisions hereof relating to such creation, perfection or effect of perfection or non-perfection.

            "Collateral" has the meaning given that term in Section 4.1, including, without limitation, all Financed Equipment listed in any Loan Agreement Supplement executed from time to time pursuant to Section 4.2.

            "Commitment Termination Date" means the date following such term on the cover page of this Agreement.

            "Credit Amount" means the amount set forth following such term on the cover page of this Agreement.

            "Default" means any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.

            "Default Rate" means the per annum rate of interest equal to 5% over the Basic Rate, but such rate shall in no event be more than the highest rate permitted by applicable law to be charged on commercial loans.

            "Disclosure Schedule" means Exhibit A attached hereto.

            "Eligible Equipment" means, to the extent reasonably acceptable to Lender, Equipment (excluding any and all freight, installation, taxes and other soft costs relating to such Equipment) consisting of computer equipment, data servers, communications equipment, office equipment and furnishings.

            "Environmental Laws" means all foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act.

            "Equipment" has the meaning given to such term in Section 4.1.

            "Equity Securities" of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

            "Event of Default" has the meaning given to such term in Section 8.

            "Event of Loss" has the meaning given to such term in Section 6.10.

            "Financed Equipment" has the meaning given to such term in Annex A to any Loan Agreement Supplement, as amended or supplemented from time to time.

            "Funding Date" means any date on which a Loan is made to or on account of Borrower under this Agreement.

            "GAAP" means generally accepted accounting principles as in effect in the United States of America from time to time, consistently applied.

            "Governmental Authority" means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

            "Hazardous Materials" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

            "Indebtedness" means, with respect to Borrower or any Subsidiary, the aggregate amount of, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables aged less than 180 days), (d) all capital lease obligations of such Person, (e) all obligations or liabilities of others secured by a Lien on any asset of such Person, whether or not such obligation or liability is assumed, (f) all obligations or liabilities of others guaranteed by such Person; and (g) any other obligations or liabilities which are required by GAAP to be shown as debt on the balance sheet of such Person. Unless otherwise indicated, the term "Indebtedness" shall include all Indebtedness of Borrower and the Subsidiaries.

            "Interim Payment" means, with respect to each Loan, an amount equal to the initial Loan Amount multiplied by the percentage equal to the product of (i) the quotient derived from dividing the initial Loan Factor with respect to such Loan by 30, and (ii) the number of days from (and including) the Funding Date of such Loan to (but not including) the first Payment Date with respect to such Loan.

            "Investment" shall mean the purchase or acquisition of any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or the extension of any advance, loan, extension of credit or capital contribution to, or any other investment in, any Person.

            "Landlord Agreement" means an agreement substantially in the form of Exhibit E or such other form as Lender may agree to accept.

            "Lender" has the meaning set forth on the cover page hereof.

            "Lender's Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, documentation, administration and funding of the Loan Documents; and Lender's reasonable attorneys' fees, costs and expenses incurred in amending, modifying, enforcing or defending the Loan Documents (including fees and expenses of appeal or review), including the exercise of any rights or remedies afforded hereunder or under applicable law, whether or not suit is brought, whether before or after bankruptcy or insolvency, including without limitation all fees and costs incurred by Lender in connection with Lender's enforcement of its rights in a bankruptcy or insolvency proceeding filed by or against Borrower or its Property.

            "Lien" means any voluntary or involuntary security interest, pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, encumbrance or other lien with respect to any Property in favor of any Person.

            "Loan" means each advance of credit by Lender to Borrower under this Agreement.

            "Loan Agreement Supplement" means a supplement to this Agreement in substantially the form of Exhibit C.

            "Loan Amount" means, with respect to each Loan, as of any date, the original principal amount of such Loan less prepayments of such Loan paid pursuant to Section 6.10.

            "Loan Documents" means, collectively, this Agreement, each Loan Agreement Supplement, the Warrant, any Landlord Agreement, any Service Provider's Consent and all other documents, instruments and agreements entered into in connection with this Agreement, all as amended or extended from time to time.

            "Loan Factor" means, with respect to each Loan, the amount set forth as a percentage in the Loan Terms Schedule with respect to such Loan, which fully amortizes the Loan over the Repayment Period applicable to such Loan in equal periodic installments at the Basic Rate.

            "Loan Margin" means the number of basis points set forth following such terms on the cover page of this Agreement.

            "Loan Terms Schedule" means, with respect to each Loan, Annex B to the Loan Agreement Supplement prepared by Lender in connection with such Loan.

            "Loan Value" means with respect to each Loan, an amount equal to the sum of all remaining unpaid Scheduled Payments discounted to the relevant date at a rate of six percent

    (6%) per annum, but shall not exceed the Loan Amount for such Loan; the "relevant date" shall be the Payment Date on which payment of such amount is to be made, or if such date is not a Payment Date, on the Payment Date immediately succeeding such date.

            "Maturity Date" means, with respect to each Loan, the last day of the Repayment Period for such Loan, or if earlier, the date of acceleration of such Loan following an Event of Default or the date of prepayment, whichever is applicable.

            "Minimum Funding Amount" means $50,000.

            "Obligations" means all debt, principal, interest, fees, charges, expenses and attorneys' fees and costs and other amounts, obligations, covenants, and duties owing by Borrower to Lender of any kind and description pursuant to or evidenced by the Loan Documents, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including the Loan Value due with respect to the Loans, and further including all Lender's Expenses.

            "Officer's Certificate" shall mean a certificate executed by a Responsible Officer of Borrower substantially in the form of Exhibit G or such other form as Lender may agree to accept.

            "Other Equipment" means, to the extent reasonably acceptable to Lender, tenant improvements and buildout costs, software, software licenses, tooling, equipment specially manufactured for Borrower, and freight, installation and sales taxes relating to Eligible Equipment and other soft costs.

            "Payment Date" has the meaning given to that term in Section 2.2(a).

            "Permitted Indebtedness" means and includes:

              (a)   Indebtedness of Borrower to Lender;

              (b)   Indebtedness of Borrower secured by Liens upon any equipment or other personal property acquired by Borrower after the date hereof to secure (i) the purchase price of such equipment or other personal property or (ii) lease obligations or indebtedness incurred solely for the purpose of financing the acquisition of such equipment or other personal property; provided that (A) such equipment or personal property is not Financed Equipment, (B) such Liens are confined solely to the equipment or other personal property so acquired and the amount secured does not exceed the acquisition price thereof, and (C) no such Lien shall be created, incurred, assumed or suffered to exist in favor of Borrower's officers, directors or shareholders holding five percent (5%) or more of Borrower's Equity Securities;

              (c)   Indebtedness arising from the endorsement of instruments in the ordinary course of business;

              (d)   Indebtedness existing on the date hereof and set forth on the Disclosure Schedule;

              (e)   Indebtedness consisting of a revolving credit facility in which the loans are limited to less than 100% of Borrower's outstanding accounts receivable and which are secured solely by Borrower's accounts receivable (and general intangibles in the nature of rights to payment) and the proceeds thereof,

              (f)    Subordinated Indebtedness; and

              (g)   Extensions, refinancings, modifications, amendments and restatements of any of items (a) through (f) above; provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower; and provided, further, that any extension, renewal or replacement of any Lien in connection with this Section shall be limited to the property encumbered by the existing lien.

            "Permitted Liens" means (a) the Lien created by this Agreement, and (b) Liens for fees, taxes, levies, imposts, duties or other governmental charges of any kind which are not yet delinquent or which are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided, however, that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of any item of Financed Equipment and that Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of Borrower).

            "Person" means and includes any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

            "Property" means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

            "Repayment Period" means the period beginning on the first Payment Date and continuing for the Repayment Period set forth following such term on the cover page of this Agreement.

            "Scheduled Payments" has the meaning given to such term in Section 2.2(a).

            "Service Provider's Consent" means an agreement substantially in the form of Exhibit F or such other form as Lender may agree to accept.

            "Stated Cost" means (i) with respect to each item of Eligible Equipment, the original cost to Borrower of the item of Eligible Equipment, and (ii) with respect to each item of Other Equipment, the original cost to Borrower of the item of Other Equipment; provided, however, if an item of Eligible Equipment or Other Equipment was delivered to Borrower by the manufacturer or vendor more than 90 days (or, for purposes of the first Loan only, more than 120 days) prior to the Funding Date of the Loan relating to such Equipment, as evidenced by the invoice date of such Equipment, and Lender agrees to fund such item, the Stated Cost of such item shall be equal to Lender's appraised value.

            "Subordinated Indebtedness" means Indebtedness subordinated to the Obligations on terms and conditions acceptable to Lender in its sole discretion.

            "Subsidiary" means any corporation of which a majority of the outstanding capital stock entitled to vote for the election of directors (otherwise than as the result of a default) is owned by Borrower directly or indirectly through Subsidiaries.

            "Term" means the period from and after the date hereof until the payment in full of all amounts and liabilities payable under this Agreement and the other Loan Documents, including principal and interest on the Loans (including all Scheduled Payments with respect to each Loan).

            "Treasury Note Maturity" means the periods of months set forth following such term on the cover page of this Agreement.

            "Warrant" means the separate warrant in favor of the Lender or its designee to purchase securities of Borrower substantially in the form of Exhibit B.

          1.2    Other Interpretive Provisions.    References in this Agreement to "Articles," "Sections," "Exhibits, "Schedules" and "Annexes" are to recitals, articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other Loan Documents to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. The words "include" and "including" and words or similar import when used in this Agreement or any other Loan Document shall not be construed to be limiting or exclusive. Unless otherwise indicated in this Agreement or any other Loan Document, all accounting terms used in this Agreement or any other Loan Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP, and all terms describing Collateral shall be construed in accordance with the Code.

        2.    Loans; Repayment.

          2.1    Commitment.

            (a)    The Credit Amount.    Subject to the terms and conditions of this Agreement and relying upon the representations and warranties herein set forth as and when made or deemed to be made, Lender agrees to lend to Borrower from time to time on or prior to the Commitment Termination Date, the Loans in an amount equal to (i) one hundred percent (100%) of the Stated Cost of Eligible Equipment, and (ii) one hundred percent (100%) of the Stated Cost of Other Equipment; provided that the aggregate principal amount of the Loans shall not exceed the Credit Amount at such time; provided further that the aggregate original principal amount of all Loans relating to the financing of Other Equipment shall not at any time exceed twenty percent (20%) of the aggregate original principal amount of all Loans. Notwithstanding the foregoing, Five Hundred Thousand Dollars ($500,000) of the Credit Amount is available, subject to the terms hereunder, only for Loans with a Funding Date on or before December 31, 2001, and if this portion of the Credit Amount remains unused by December 31, 2001, it will no longer be available; the remaining Five Hundred Thousand Dollars ($500,000) of the Credit Amount shall be available for Loans with a Funding Date on or before July 31, 2002. Loans may not be prepaid except in accordance with Section 2.3.

            (b)    Promissory Note.    Each Loan Terms Schedule shall be considered a promissory note evidencing the amounts due hereunder for all purposes.

            (c)    Use of Proceeds.    The proceeds of the Loans shall be used solely for the purchase of Eligible Equipment or Other Equipment or reimbursement to Borrower of the Stated Cost of Eligible Equipment or Other Equipment.

            (d)    Termination of Commitment to Lend.    Notwithstanding anything in the Loan Documents, Lender's obligation to lend the undisbursed portion of the Credit Amount to Borrower hereunder shall terminate on the earlier of (1) at Lender's sole election, the occurrence of any Default or Event of Default hereunder, and (ii), except as provided in Section 2.1 (a) above, the Commitment Termination Date. Notwithstanding the foregoing, Lender's obligation to lend the undisbursed portion of the Credit Amount to Borrower shall terminate if, in Lender's sole judgment, there has been a material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Borrower from the business plan of Borrower presented to Lender on or before the date of this Agreement.

          2.2    Payments.

            (a)    Scheduled Payments.    Borrower shall make payments of principal and accrued interest in advance for each Loan (collectively, "Scheduled Payments") as set forth in the Loan Terms Schedule, commencing on the date set forth on the Loan Terms Schedule applicable to such Loan and continuing thereafter during the Repayment Period on the first Business Day of each calendar month (each a "Payments Date"), in an amount equal to the Loan Factor multiplied by the Loan Amount for such Loan as of such Payment Date. In any event, all unpaid principal and accrued interest shall be due and payable in full on the last Payment Date with respect to such Loan.

            (b)    Interim Payment.    Unless the Funding Date for a Loan is a Payment Date, Borrower shall pay the Interim Payment payable with respect to such Loan on the Funding Date, as specified in the Loan Terms Schedule applicable to such Loan.

            (c)    Payments of Interest.    Borrower shall pay interest on each Loan at a per annual rate of interest equal to the Basic Rate. All computations of interest on Loans shall be based on a year of twelve 30-day months. Notwithstanding any other provision hereof, the amount of interest payable hereunder shall not in any event exceed the maximum amount permitted by the law applicable to interest charged on commercial loans.

            (d)    Application of Payments.    All payments received by Lender prior to an Event of Default shall be applied as follows: (1) first, to Lender's Expenses then due and owing; and (2) second to all Scheduled Payments then due and owing, provided, however, that if such payments are not sufficient to pay the whole amount then due, such payments shall be applied first to unpaid interest at the Basic Rate, then to the remaining amount then due. After an Event of Default, all payments and application of proceeds shall be made as set forth in Section 9.7.

            (e)    Default Rate.    Borrower shall pay interest at a per annum rate equal to the Default Rate on any amounts required to be paid by Borrower under this Agreement or the other Loan Documents (including Scheduled Payments, accrued and unpaid interest, and any fees or other amounts) which remain unpaid after such amounts are due. If an Event of Default has occurred and the Obligations have been accelerated (whether automatically or by Lender's election), Borrower shall pay interest on the aggregate, outstanding accelerated balance hereunder from the date of the Event of Default until all Events of Default are cured, at a per annum rate equal to the Default Rate. All computations of interest at the Default Rate shall be based on a year of twelve 30-day months.

          2.3    Prepayments.

            (a)    Prepayment Upon an Event of Loss.    If any Financed Equipment is subject to an Event of Loss and Borrower is required to or elects to prepay the Loan with respect to such Financed Equipment, then such Loan shall be prepaid to the extent and in the manner provided in Section 6.10.

            (b)    Mandatory Prepayment Upon an Acceleration.    If the Loans are accelerated following the occurrence of an Event of Default or otherwise (other than following an Event of Loss), then Borrower shall immediately pay to Lender (i) all accrued and unpaid Scheduled Payments with respect to each Loan due prior to the date of prepayment, (ii) any accrued and unpaid interest, (iii) the Loan Value of each Loan, and (iv) all other sums, if any, that shall have become due and payable hereunder.

            (c)    Optional Prepayment.    Upon ten (10) Business Days' prior written notice to Lender, Borrower may, at its option, at any time more than twelve (12) months after the last Funding Date on which a Loan is funded, prepay all, and not less than all, of the Loans in full by paying to Lender an amount equal to (i) all accrued and unpaid Scheduled Payments with respect to each Loan due prior to the date of prepayment; (ii) any accrued and unpaid interest; (iii) the Loan Value of each Loan, and (iv) all other sums, if any, that shall have become due and payable hereunder.

            (d)    Prepayment Upon Merger, Acquisition or Change of Ownership.    If Borrower desires to effect a merger, acquisition or change of ownership otherwise prohibited by Section 7.6 or Section 7.7 below, and Lender, after reasonable notice and opportunity to evaluate such transaction, does not consent to such transaction, then Borrower shall have the night, concurrent with the closing of such transaction, to prepay all, but not less than all, of the Loans in full by paying to Lender an amount equal to: (i) all accrued and unpaid Scheduled Payments with respect to each Loan due prior to the date of prepayment; (ii) any accrued and unpaid interest; (iii) the Loan Value of each Loan; and (iv) all other sums, if any, that shall have become due and payable hereunder.

            (e)    No Other Prepayment.    Borrower may not prepay any Loan except as set forth in Section 2.3(a), (b), (c) or (d) above, in which event the prepayment shall be made as described in such sections.

          2.4    Other Payment Terms.

            (a)    Place and Manner.    Borrower shall make all payments due to Lender in lawful money of the United States. All payments of principal, interest, fees and other amounts payable by Borrower hereunder shall be made, in immediately available funds not later than 10:00 a.m. California time, on the date on which such payment is made. Borrower shall, make payments to Lender via wire transfer or by check as follows:

Wire Transfer Payment
Credit:	GATX Capital Corporation
Bank Name:	Bank of America
Bank Address:	Dallas, Texas 75202
Account No.:	3750878673
ABA Routing No.:	111-000012
Reference:	NuVasive Invoice #

Check Payment
Bank of America
P.O. Box 198592
Atlanta, GA 30384-8592
Credit:	GATX Capital Corporation
Reference:	NuVasive Invoice #

            (b)    Date.    Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

          2.5    Procedure for Making Loans.

            (a)    Notice.    Whenever Borrower desires that Lender makes a Loan, Borrower shall be responsible for providing Lender with a list of equipment proposed to be financed with such Loan together with such additional information with respect to the Loan and the Eligible Equipment and the Other Equipment as Lender shall reasonably request. Following the receipt by Lender of such information in form and substance reasonably satisfactory to it, Lender shall notify Borrower that the conditions set forth in Sections 3.2(b) and 3.2(c) have been met and Borrower may then notify Lender of the date on which Borrower desires Lender to make such Loan. Borrower's notice shall be made at least five (5) Business Days in advance of the desired Funding Date, unless Lender elects at its sole discretion to allow the Funding Date to be within five (5) Business Days of the notice. Borrower's execution and delivery to Lender of the Loan Agreement Supplement with the attached Loan Terms Schedule shall be Borrower's agreement to the terms and calculations thereunder. Subject to the terms and conditions of this Agreement, as soon as practicable on the Funding Date specified in the Loan Terms Schedule, Lender shall transfer an amount equal to the Loan to the account specified in the Loan Agreement Supplement in immediately available funds. Lender's obligation to make the Loan shall be expressly subject to the satisfaction of the conditions set forth in Sections 3.1 and 3.2.

            (b)    Loan Factor and Loan Value Calculation.    Prior to each Funding Date, Lender shall establish the Basic Rate and the Loan Factor with respect to such Loan, which shall be set forth in the Loan Agreement Supplement to be executed by Borrower with respect to each Loan and shall be conclusive in the absence of a manifest error.

            (c)    Disbursement.    Lender shall disburse such Loan by wire transfer to Borrower at the account specified in the Loan Agreement Supplement for the relevant Loan.

          2.6    Minimum Funding Amount; Maximum Number of Fundings.    Except with the prior consent of Lender, in Lender's sole discretion, (i) there shall not be more than one funding of a Loan in any one calendar month; and (ii) the aggregate amount of the requested Loans shall not be less than the Minimum Funding Amount.

          2.7    Good Faith Deposit; Facility Fee.

            (a)    Good Faith Deposit.    Borrower has paid a good faith deposit in the amount of Ten Thousand Dollars ($10,000) (the "Good Faith Deposit"). The Good Faith Deposit shall be used to pay Lender's Expenses in connection with its due diligence and negotiation and documentation of this Agreement and the Loan Documents. Any remaining balance of the Good Faith Deposit shall be applied to the first Scheduled Payment due after the determination of Lender's Expenses. It is agreed that Lender shall be entitled to retain $4,500 as payment for its legal expenses in connection with the negotiation and documentation of this Agreement and the Loan Documents.

            (b)    Facility Fee.    Borrower shall pay concurrently with its execution and delivery of this Agreement a facility fee in the amount of Ten Thousand Dollars ($10,000) (the "Facility Fee"). The Facility Fee shall be retained by Lender and shall be deemed fully earned upon receipt.

        3.    Conditions of Loans.

          3.1    Conditions Precedent to Closing.    At the time of the execution and delivery of this Agreement, Lender shall have received, in form and substance reasonably satisfactory to Lender, all of the following (unless Lender has agreed to waive such condition or document, in which case such condition or document shall be a condition precedent to all Loans and deemed added to Section 3.2):

            (a)   This Agreement duly executed by Borrower and Lender.

            (b)   The separate Warrant to be issued to Lender or its designee, duly executed by Borrower and Lender.

            (c)   A certificate of the secretary or assistant secretary of Borrower with copies of the following documents attached: (i) the certificate of incorporation and bylaws of Borrower certified by Borrower as being in full force and effect on the date thereof, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of this Agreement and each of the other Loan Documents.

            (d)   A good standing certificate from Borrower's state of incorporation and the state in which Borrower's principal place of business is located, together with certificates of the applicable governmental authorities stating that Borrower is in compliance with the franchise tax laws of each such state, each dated as of a recent date

            (e)   Evidence of the insurance coverage required by Section 6.9 of this Agreement.

            (f)    All necessary consents of shareholders and other third parties with respect to the execution, delivery and performance of this Agreement, the Warrant and the other Loan Documents.

            (g)   Such other documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

          3.2    Conditions Precedent to All Loans.    The obligation of Lender to make each Loan, including the initial Loan, is further subject to the following conditions:

            (a)   No Default or Event of Default shall have occurred and be continuing.

            (b)   Borrower shall have provided to Lender, with respect to the Eligible Equipment which is requested to be financed with the proceeds of the Loan to be made on such Funding Date, such invoices, purchase orders, bills of sale, serial numbers, agreements, canceled checks, and other documents as Lender shall reasonably request to evidence the ownership by Borrower of, and the payment in full by Borrower of the purchase price of such Eligible Equipment, each in form and substance reasonably satisfactory to Lender.

            (c)   Borrower shall have provided to Lender, with respect to the Other Equipment which is requested to be financed with the proceeds of the Loan to be made on such Funding Date, such invoices, purchase orders, bills of sale, agreements, canceled checks, and other documents as Lender shall reasonably request to evidence the ownership by Borrower of, and the payment in full of the purchase price by Borrower of such Other Equipment, each in form and substance reasonably satisfactory to Lender.

            (d)   Borrower shall have provided Lender with the location of each item of Financed Equipment and a Landlord Agreement for each such location (unless Borrower is the fee owner thereof) or a Service Provider's Consent if Financed Equipment is located at a third party service provider, as appropriate, which has been duly executed by each of the parties thereto.

            (e)   Borrower and Lender shall have executed a Loan Agreement Supplement, including a Loan Terms Schedule and a list of Financed Equipment with respect to the proposed Loan.

            (f)    Lender shall have received such documents, instruments and agreements, including UCC financing statements or amendments to UCC financing statements, as Lender shall reasonably request to evidence the perfection and priority of the security interests granted to Lender, pursuant to Section 4.

            (g)   Borrower shall have delivered to Lender a release, or estoppel letter, as appropriate, from any Person having an existing Lien on any item of Eligible Equipment or Other Equipment which is requested to be financed.

            (h)   Such other documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

          3.3    Covenant to Deliver.    Borrower agrees (not as a condition but as a covenant) to deliver to Lender each item required to be delivered to Lender as a condition to each Loan, if such Loan is advanced. Borrower expressly agrees that the extension of such Loan prior to the receipt by Lender of any such item shall not constitute a waiver by Lender of Borrower's obligation to deliver such item, and any such extension in the absence of a required item shall be in Lender's sole discretion.

        4.    Creation of Security Interest.

          4.1    Grant of Security Interest.    Borrower grants to Lender (subject only to Permitted Liens) a valid, first priority, continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt, full and complete payment of any and all Obligations and in order to secure prompt, full and complete performance by Borrower of each of its covenants and duties under each of the Loan Documents. The "Collateral" shall mean and include all right, title, interest, claims and demands of Borrower in and to all of the following:

          All right, title, interest, claims. and demands of Borrower in and to each and every item of goods (and embedded computer programs and supporting information included within the definition of "goods" under the Code), equipment, fixtures or personal property, whether now owned or hereafter acquired, which is financed with or is designated as "Collateral" for the Obligations on and after the date of this Agreement by designating such goods, equipment, fixtures and personal property on an annex or exhibit to a Loan Agreement Supplement executed by Borrower, together with all substitutions, renewals or replacements of and additions, improvements, accessions, replacement parts and accumulations to any and all of such goods, equipment, fixtures or personal property (collectively, the "Financed Equipment"), together with all proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments, and all proceeds from sales, renewals, releases or other dispositions thereof; together with a non-exclusive, irrevocable, perpetual, fully paid, royalty-free license or other right to use, without charge, Borrower's intellectual property now or hereafter acquired, provided, however, that such license shall only be exercisable to the extent necessary or appropriate in connection with the disposition of Collateral upon Lender's exercise of its remedies hereunder.

          4.2    After-Acquired Property.    All Financed Equipment which is financed through Loans and any and all other Property generally described or referred to as Collateral or Financed Equipment which is hereafter acquired by Borrower shall ipso facto, and without any further conveyance, assignment or act on the part of Borrower or Lender, become and be subject to the security interest herein granted as fully and completely as though specifically described herein. The list of Financed Equipment shall be amended and supplemented on each Funding Date by a Loan Agreement Supplement to incorporate all Financed Equipment financed with the Loan advanced on such Funding Date; provided, however, the failure to so amend and supplement the list of Financed Equipment shall not affect the grant by Borrower to Lender of the security interest in such Financed Equipment pursuant to this Section 4. This Agreement and the other documents in connection herewith may be otherwise supplemented and amended from time to time, as required by Lender, to reflect additional Collateral to be subject to the security interest granted pursuant to this Section 4.

          4.3    Duration of Security Interest.    Lender's security interest in the Collateral shall continue until the payment in full and the satisfaction of all Obligations and termination of the Commitments, whereupon such security interest shall terminate; provided, however, if any item of Financed Equipment is subject to an Event of Loss, then following the prepayment of the Loan with respect to such item pursuant to Section 2.3, Lender shall release its security interest in such item of Financed Equipment. Lender shall, at Borrower's sole cost and expense, execute such further documents and take such further actions as may be reasonably necessary to effect the release contemplated by this Section 4.3, including duly executing and delivering termination statements for filing in all relevant jurisdictions under the Code.

          4.4    Location and Possession of Collateral.    The Collateral is and shall remain in the possession of Borrower at its location listed on the cover page hereof, or if Lender subsequently agrees to any additional location, as set forth in a Loan Agreement Supplement. Borrower shall remain in full possession, enjoyment and control of the Collateral (except only as may be otherwise required by Lender for perfection of its security interest therein) and so long as no Event of Default has occurred, shall be entitled to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided, however, that the possession enjoyment, control and use of the Collateral shall at all time be subject to the observance and performance of the terms of this Agreement.

          4.5    Markings on the Collateral.    At Lender's request at any time during the Term of the Loan (including any extension thereof), Borrower shall place in a conspicuous location on each item of Financed Equipment a plaque or other marking to be supplied by Lender which reads substantially as follows:

GATX VENTURES, INC., Lienholder.

          Such plaque or other marking shall not be removed (or if removed or damaged such plaque or other marking shall be replaced) until the security interest in favor of Lender in such item of Collateral is terminated pursuant to this Agreement.

          4.6    Delivery of Additional Documentation Required.    Borrower shall from time to time execute and deliver to Lender, at the request of Lender, all financing statements and other documents Lender may reasonably request, in form satisfactory to Lender, to perfect and continue Lender's perfected security interests in the Collateral and in order to consummate fully all of the transactions contemplated under the Loan Documents.

          4.7    Right to Inspect.    Lender (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's books and records and to make copies thereof and to inspect, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

        5.    Representations and Warranties.    Except as set forth in the Disclosure Schedule, Borrower represents, warrants and covenants as follows:

          5.1    Organization and Qualification.    Borrower is a corporation duly organized and validly existing and in good standing under the laws of its state of incorporation and qualified and licensed (if any licenses are required for the operation of Borrower's business) to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of Property requires that it be so qualified or in which the Collateral is located, except for such states as to which any failure to so qualify would not have a material adverse effect on Borrower. Borrower has no Subsidiaries.

          5.2    Authority.    Borrower has all necessary power and authority to execute, deliver, and perform in accordance with the terms thereof, the Loan Documents to which it is a party. Borrower has all requisite power and authority to own and operate its Property and to carry on its businesses as now conducted.

          5.3    Conflict with Other Instruments, etc.    Neither the execution and delivery of any Loan Document to which Borrower is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will materially conflict with or result in any material breach of any of the terms, conditions or provisions of the certificate of incorporation and the by-laws, or other organizational documents of Borrower or any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality or any material agreement or instrument to which Borrower is a party or by which it or any of its Property is bound or to which it or any of its Property is subject, or constitute a default thereunder or result in the creation or imposition of any Lien, other than Permitted Liens.

          5.4    Authorization, Enforceability.    The execution and delivery of this Agreement, the granting of the security interest in the Collateral, the incurring of the Loans, the execution and delivery of the other Loan Documents to which Borrower is a party and the consummation of the transactions herein and therein contemplated have each been duly authorized by all necessary action on the part of Borrower. The Loan Documents have been duly executed and delivered and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity.

          5.5    No Prior Encumbrances.    Borrower has good and marketable title to the Collateral, free and clear of Liens except for Permitted Liens.

          5.6    Name; Location of Chief Executive Office, Principal Place of Business and Collateral.    Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office, principal place of business, and the place where Borrower maintains its records concerning the Collateral are presently located at the address set forth on the cover page of this Agreement. The Collateral is presently located at the address set forth on the cover page hereof, or if Lender subsequently agrees to any other locations, as set forth in a Loan Agreement Supplement which is executed by Lender.

          5.7    Litigation.    There are no actions or proceedings pending by or against Borrower before any court or administrative agency in which an adverse decision could have a material adverse effect on Borrower or the aggregate value of the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings. Borrower will promptly notify Lender in writing if any action, proceeding or governmental investigation involving Borrower is commenced that is reasonably expected to result in damages or costs to Borrower of Fifty Thousand Dollars ($50,000) or more.

          5.8    Financial Statements.    All financial statements relating to Borrower or any Affiliate that have been or may hereafter be delivered by Borrower to Lender present fairly in all material respects Borrower's financial condition as of the date thereof and Borrower's results of operations for the period then ended.

          5.9    Security Interest.    Assuming the proper filing of one or more financing statement(s) identifying the Collateral with the proper federal, state and/or local authorities, the security interests in the Collateral granted to Lender pursuant to this Agreement (i) constitute and will continue to constitute first priority security interests (except to the extent any Permitted Liens may have a superior priority to Lender's Lien under this Agreement) and (ii) are and will continue to be superior and prior to the rights of all other creditors of Borrower (except to the extent of such Permitted Liens).

          5.10    No Material Adverse Effect.    No event has occurred and no condition exists which could reasonably be expected to have a material adverse effect on the financial condition, business or operations of Borrower since [insert date of last audited financials].

          5.11    Full Disclosure.    No representation, warranty or other statement made by Borrower in any Loan Document (including the Disclosure Schedule), certificate or written statement furnished to Lender contains, as of the date such representation, warranty or other statement is made, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading. There is no fact known to Borrower which materially adversely affects, or which could in the future be reasonably expected to materially adversely affect, its ability to perform its obligations under this Agreement.

          5.12    Solvency, Etc.    Borrower is Solvent (as defined below) and, after the execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby, Borrower will be Solvent. "Solvent" shall mean, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including, without limitation, contingent liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

        6.    Affirmative Covenants.    Borrower covenants and agrees that, until the full and complete payment of the Obligations, Borrower shall do all of the following:

          6.1    Good Standing.    Borrower shall maintain its corporate existence and its good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a material adverse effect on the financial condition, operations or business of Borrower. Borrower shall maintain in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a material adverse effect on its financial condition, operations or business.

          6.2    Government Compliance.    Borrower shall comply with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to materially adversely affect the financial condition, operations or business of Borrower.

          6.3    Financial Statements, Reports, Certificates.    Borrower shall deliver to Lender: (a) as soon as available, but in any event within thirty (30) days after the end of each month, a company prepared balance sheet, income statement and cash flow statement covering Borrower's operations during such period; (b) as soon as available, but in any event within one-hundred twenty (120) days after the end of Borrower's fiscal year, audited financial statements of Borrower prepared in accordance with GAAP, together with an opinion on such financial statements of a nationally recognized or other independent public accounting firm reasonably acceptable to Lender; and (c) such other financial information as Lender may reasonably request from time to time. From and after such time as Borrower becomes a publicly reporting company, promptly as they are available and in any event: (x) at the time of filing of Borrower's Form 10-K with the

  Securities and Exchange Commission after the end of each fiscal year of Borrower, the financial statements of Borrower filed with such Form 10-K; and (y) at the time of filing of Borrower's Form 10-Q with the Securities and Exchange Commission after the end of each of the first three fiscal quarters of Borrower, the financial statements of Borrower filed with such Form 10-Q. In addition, Borrower shall deliver to Lender (i) promptly upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders; (ii) immediately upon receipt of notice thereof, a report of any material legal actions pending or threatened against Borrower; and (iii) such other financial information as Lender may reasonably request from time to time.

          6.4    Certificates of Compliance.    Each time financial statements are furnished pursuant to Section 6.3 above, there shall be delivered to Lender an Officer's Certificate signed by the president, treasurer or chief financial officer of Borrower (a "Responsible Officer") in the form of, and certifying to the matters set forth in, Exhibit G hereto.

          6.5    Notice of Event of Loss.    As soon as possible, and in any event within ten (10) days after Borrower has knowledge thereof, Borrower shall notify Lender in writing in reasonable detail of any Event of Loss.

          6.6    Notice of Defaults.    As soon as possible, and in any event within five (5) days after the discovery of a Default or an Event of Default, provide Lender with an Officer's Certificate of Borrower setting forth the facts relating to or giving rise to such Default or Event of Default and the action which Borrower proposes to take with respect thereto.

          6.7    Taxes.    Borrower shall make due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law or imposed upon any Property belonging to it, including the Financed Equipment, and will execute and deliver to Lender, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower has made such payments or deposits; provided that Borrower need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings which suspend the collection thereof (provided, however, that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of any item of Financed Equipment, any material item of Collateral or Collateral which in the aggregate is material to Borrower and that Borrower has adequately bonded such amounts or reserves sufficient to discharge such amounts have been provided on the books of Borrower).

          6.8    Use; Maintenance.

            (a)   Borrower, at its expense, shall make all necessary site preparations and cause the Collateral to be operated in accordance with any applicable manufacturer's manuals or instructions. So long as no Default or Event of Default has occurred, Borrower shall have the right to quietly possess and use the Collateral as provided herein without interference by Lender.

            (b)   Borrower, at its expense, shall maintain the Collateral in good condition, reasonable wear and tear excepted, and will comply in all material respects with all laws, rules and regulations to which the use and operation of the Collateral may be or become subject. Such obligation shall extend to repair and replacement of any partial loss or damage to the Collateral which does not constitute an Event of Loss, regardless of the cause. If maintenance is mandated by manufacturer, Borrower shall obtain and keep in effect, at all times during the Term maintenance service contracts with suppliers approved by Lender, such approval not to be unreasonably withheld. All parts furnished in connection with such maintenance or repair shall immediately become part of the Collateral. All such maintenance, repair and replacement services shall be immediately paid for and discharged by Borrower with the result that no Lien will attach to the Collateral.

          6.9    Insurance.    Borrower shall, obtain and maintain for the Term, at its own expense:

            (a)   "All risk" insurance against loss or damage to the Collateral. The coverage limit shall be the greater of the replacement cost of the Equipment or the Loan Value applicable to each Loan. The deductible shall not exceed $25,000. The policy shall name Lender, as sole loss payee with respect to the Collateral, shall not be invalidated by any action of or breach of warranty by Borrower of any provision thereof and waive subrogation against Lender.

            (b)   Commercial general liability insurance (including contractual liability, products liability and completed operations coverages) reasonably satisfactory to Lender. The limit of liability shall be at least $3,000,000 per occurrence. The policy shall be without deductible, except for products liability coverage which may have a deductible up to $25,000. The policy(ies) shall name Lender as additional insured in the full amount of Borrower's liability coverage limits (or the coverage limits of any successor to Borrower or such successor's parent which is providing coverage), be primary and without contribution as respects any insurance carried by Lender and contain cross liability and severability of interest clauses.

            (c)   Such other insurance against risks of loss and with terms as shall be reasonably required by Lender.

          All policies of insurance shall be placed with financially sound, commercial insurers reasonably satisfactory to Lender. All policies of insurance shall provide that Lender shall be given 30 days' notice of cancellation of coverage. This notice provision shall be without qualification. On or prior to the first Funding Date and prior to each policy renewal, Borrower shall furnish to Lender, certificates of insurance or other evidence satisfactory to Lender that insurance complying with all of the above requirements is in effect.

          6.10    Loss; Damage; Destruction and Seizure.

            (a)   Borrower shall bear the risk of the Financed Equipment being lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a Governmental Authority for any reason whatsoever at any time until the expiration or termination of the Term.

            (b)   If during the Term any item of Financed Equipment is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a Governmental Authority for any reason whatsoever for a period equal to at least the remainder of the Term (an "Event of Loss"), then in each case Lender shall receive from the proceeds of insurance maintained pursuant to Section 6.9, from any award paid by the seizing Governmental Authority or, to the extent not received from the proceeds of insurance or award or both, from Borrower, on or before the Payment Date next succeeding such Event of Loss, an amount equal to the sum of: (i) all accrued and unpaid Scheduled Payments with respect to such Loan due prior to the next such Payment Date, (ii) an amount equal to the Loan Value with respect to such Loan multiplied by the aggregate Stated Cost of each affected item of Financed Equipment divided by the Loan Amount, and (iii) all other sums, if any, that shall have become due and payable hereunder with respect to such Loan, including interest at the Default Rate with respect to any past due amounts. On the date of receipt by Lender the amount specified above with respect to each such item of Financed Equipment subject to an Event of Loss, this Agreement shall terminate as to such Financed Equipment. Except as provided in Section 6.10(c), any proceeds of insurance maintained by Borrower pursuant to

    Section 6.9 and received by Borrower shall be paid to Lender promptly upon their receipt by Borrower. If any proceeds of insurance or awards received from governmental authorities are in excess of the amount owed under this Section 6.10, Lender shall promptly remit to Borrower the amount in excess of the amount owed to Lender.

            (c)   So long as no Event of Default has occurred, any proceeds of insurance maintained pursuant to Section 6.9 received by Lender or Borrower with respect to an item of Financed Equipment, the repair of which is practicable, shall, at the election of Borrower, be applied either to the repair or replacement of such Financed Equipment or, upon Lender's receipt of evidence of the repair or replacement of the Financed Equipment reasonably satisfactory to Lender, to the reimbursement of Borrower for the cost of such repair or replacement. All replacement parts and equipment acquired by Borrower in replacement of Financed Equipment pursuant to this Section 6.10(c) shall immediately become part of the Financed Equipment upon acquisition by Borrower. Borrower shall take such actions and provide such documentation as may be reasonably requested by Lender to protect and preserve its first priority security interest and otherwise to avoid any impairment of Lender's rights under the Loan Documents in connection with such repair or replacement.

          6.11    Further Assurances.    At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Lender to effect the purposes of this Agreement, including without limitation, the continued perfection and priority of Lender's security interest in the Collateral.

        7.    Negative Covenants.    Borrower covenants and agrees that until the full and complete payment of the Obligations, Borrower will not do any of the following:

          7.1    Chief Executive Office.    Change its name, chief executive office, principal place of business or any of the items set forth in Section 1 of the Disclosure Schedule without thirty (30) days' prior written notice to Lender.

          7.2    Collateral Control.    Subject to its rights under Section 4, (i) terminate, waive or release any material right with respect to any Collateral, (ii) remove any items of Collateral from Borrower's facility located at the address set forth on the cover page hereof or such other address agreed to in writing by Lender, or (iii) affix or attach or permit to be affixed or attached to any item of Collateral any other item of property owned by Borrower or any other lender, lesser or financing party which is not readily identifiable or separable without any damage to such item of Collateral, without Lender's prior written consent.

          7.3    Liens.    Create, incur, assume or suffer to exist any Lien of any kind upon any Collateral, whether now owned or hereafter acquired, except Permitted Liens.

          7.4    Other Dispositions of Collateral.    Convey, sell, lease or otherwise dispose of (collectively, a "Transfer") all or any part of the Collateral to any Person except for Transfers of Financed Equipment in which Lender shall have released its security interest pursuant to Section 4.3.

          7.5    Distributions.    (i) Pay any dividends or make any distributions on its Equity Securities; (ii) purchase, redeem, retire, decease or otherwise acquire for value any of its Equity Securities (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar arrangements in an aggregate amount not to exceed $100,000); (iii) return any capital to any holder of its Equity Securities as such; (iv) make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such; or (v) set apart any sum for any such purpose; provided, however, that Borrower may pay dividends payable solely in common stock.

          7.6    Mergers or Acquisitions.    Merge or consolidate with or into any other Person or acquire all or substantially all of the capital stock or assets of another Person.

          7.7    Change in Ownership.    Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or have a material change in its ownership of greater than 25% (other than by the sale of Borrower's Equity Securities in a public offering or to venture capital investors so long as Borrower identifies the venture capital investors prior to the closing of the investment).

          7.8    Transactions With Affiliates.    Enter into any contractual obligation with any Affiliate or engage in any other transaction with any Affiliate except upon terms at least as favorable to Borrower as an arms-length transaction with Persons who are not Affiliates of Borrower.

          7.9    Indebtedness Payments.    (i) Prepay, redeem, purchase, decease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money (other than amounts due under this Agreement) or lease obligations, (ii) amend, modify or otherwise change the terms of any Indebtedness for borrowed money or lease obligations so as to accelerate the scheduled repayment thereof or (iii) repay any notes to officers, directors or shareholders; provided, however, that Borrower shall not be prohibited from prepaying, redeeming or otherwise satisfying any Indebtedness or lease obligations or repaying any notes to the extent the same is accomplished by the conversion of such obligations into equity securities of Borrower.

          7.10    Indebtedness.    Create, incur, assume or permit to exist any Indebtedness except Permitted Indebtedness.

          7.11    Compliance.    Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Loan for that purpose; fail to meet the minimum funding requirements of the Employment Retirement Income Security Act of 1974, and its regulations, as amended from time to time ("ERISA"), permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or could reasonably be expected to cause a material adverse change, or permit any of its Subsidiaries to do so.

        8.    Events of Default.    Any one or more of the following events shall constitute an "Event of Default" by Borrower under this Agreement:

          8.1   If Borrower fails to pay when due and payable or when declared due and payable in accordance with the Loan Documents: (i) any Scheduled Payment on the relevant Payment Date; or (ii) any other portion of the Obligations within five (5) days after receipt of written notice from Lender that such payment is due.

          8.2   If Borrower fails to perform any obligation under Sections 6.9 or 6.10 or violates any of the covenants contained in Section 7 of this Agreement.

          8.3   If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement (other than as set forth in Sections 8.1, 8.2 or 8.4 through 8.13), in any of the other Loan Documents and Borrower has failed to cure such default within fifteen (15) days of the occurrence of such default. During this 15-day period, the failure to cure the default is not an Event of Default (but no Loans will be made during the cure period).

          8.4   If there occurs a material adverse change in Borrower's business, or if there is a material impairment of the prospect of repayment of any portion of the Obligations owing to Lender or a material impairment of the value or priority of Lender's security interest in the Collateral.

          8.5   If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or Person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contesting by Borrower.

          8.6   The service of process upon any Lender seeking to attach by a trustee or other process any funds of the Borrower on deposit or otherwise held by Lender, or the delivery upon Lender of a notice of foreclosure by any Person seeking to attach or foreclose on any funds of the Borrower on deposit or otherwise held by Lender, or the delivery of a notice of foreclosure or exclusive control to any entity holding or maintaining Borrower's deposit accounts or accounts holding securities by any Person (other than Lender) seeking to foreclose or attach any such accounts or securities.

          8.7   One or more defaults shall exist under any agreements with any third party or parties which consists of the failure to pay any Indebtedness at maturity or which results in a right by such third party or parties, whether or not exercised, to accelerate the maturity of Indebtedness of Borrower in an aggregate amount in excess of One Hundred Thousand Dollars ($100,000) or a default shall exist under any financing agreement with Lender or any of Lender's Affiliates.

          8.8   If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days or more.

          8.9   If any material misrepresentation or material misstatement exists now or hereafter in any warranty, representation, statement, certification, or report made to Lender by Borrower or any officer, employee, agent, or director of Borrower.

          8.10    If Borrower shall breach any term of the Warrant.

          8.11    If any Loan Document shall in any material respect cease to be, or Borrower shall assert that any Loan Document is not, a legal, valid and binding obligation of Borrower enforceable in accordance with its terms.

          8.12    If a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee (or similar official) of Borrower or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding.

          8.13    If Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of Borrower or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing.

        9.    Lender's Rights and Remedies.

          9.1    Rights and Remedies.    Upon the occurrence of any Default or Event of Default, Lender shall not have any further obligation to advance money or extend credit to or for the benefit of Borrower. In addition, upon the occurrence of an Event of Default, Lender shall have the rights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limitation of the foregoing, Lender may, at its election, without notice of election and without demand, do any one or more of the following, all of which are authorized by Borrower:

          (a)   Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, including (i) all accrued and unpaid Scheduled Payments with respect to each Loan, (ii) any accrued and unpaid interest, (iii) the Loan Value with respect to each Loan, and (iv) all other sums, if any, that shall have become due and payable hereunder, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.12 or 8.13 all Obligations shall become immediately due and payable without any action by Lender);

          (b)   Make such payments and do such acts as Lender considers necessary or reasonable to protect Lender's security interest in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender as Lender may designate. Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien which in Lender's determination appears or is claimed to be prior or superior to their security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

          (c)   Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Lender and its agents and any purchasers at or after foreclosure are hereby granted a non-exclusive, irrevocable, perpetual, fully paid, royalty-free license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's intellectual property, including without limitation, labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any Property of a similar nature, now or at any time hereafter owned or acquired by Borrower or in which Borrower now or at any time hereafter has any rights, provided, however, that such license shall only be exercisable in connection with the disposition of Collateral upon Lender's exercise of its remedies hereunder;

          (d)   Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines are commercially reasonable; and

          (e)   Credit bid and purchase all or any portion of the Collateral at any public sale.

        Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

          9.2    Set Off Right.    Upon an Event of Default, Lender may set off and apply to the Obligations any and all indebtedness at any time owing to or for the credit or the account of Borrower.

          9.3    Effect of Sale.    Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Borrower in and to the Property sold, and shall be a perpetual bar, both at law and in equity, against Borrower, its successors and assigns, and against any and all Persons claiming the Property sold or any part thereof under, by or through Borrower, its successors or assigns.

          9.4    Power of Attorney in Respect of the Collateral.    Borrower does hereby irrevocably appoint Lender (which appointment is coupled with an interest), the true and lawful attorney in fact of Borrower with full power of substitution, for it and in its name to file any notices of security interests, financing statements and continuations and amendments thereof pursuant to the Code or federal law, as may be necessary to perfect, or to continue the perfection of Lender's security interests in the Collateral. Borrower does hereby irrevocably appoint Lender (which appointment is coupled with an interest) on the occurrence of an Event of Default, the true and lawful attorney in fact of Borrower with full power of substitution, for it and in its name: (a) to ask, demand, collect, receive, receipt for, sue for, compound and give acquaintance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Section 4 with full power to settle, adjust or compromise any claim thereunder as fully as if Lender were a Borrower itself, (b) to receive payment of and to endorse the name of Borrower to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Lender's possession or under Lender's control, (c) to make all demands, consents and waivers, or take any other action with respect to, the Collateral, (d) in Lender's discretion to file any claim or take any other action or proceedings, either in its own name or in the name of Borrower or otherwise, which Lender may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Lender in and to the Collateral, (e) endorse Borrower's name on any checks or other forms of payment or security; (f) sign Borrower's name on any invoice or bill of lading for any account or drafts against account debtors, (g) make, settle, and adjust all claims under Borrower's insurance policies; (h) settle and adjust disputes and claims about the accounts directly with account debtors, for amounts and on terms Lender determines reasonable; (i) transfer the Collateral into the name of Lender or a third party as the Code permits, or (j) to otherwise act with respect thereto as though Lender were the outright owner of the Collateral.

          9.5    Lender's Expenses.    If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Lender may do any or all of the following: (a) make payment of the same or any part thereof; or (b) obtain and maintain insurance policies of the type discussed in Section 6.9 of this Agreement, and take any action with respect to such policies as Lender deems prudent. Any amounts paid or deposited by Lender shall constitute Lender's Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Lender shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Borrower shall pay all reasonable fees and expenses, including without limitation, Lender's Expenses incurred by Lender in the enforcement or attempt to enforce any of the Obligations hereunder not performed when due.

          9.6    Remedies Cumulative.    Lender's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

          9.7    Application of Collateral Proceeds.    The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Lender at the time of or received by Lender, after, the occurrence of an Event of Default hereunder) shall be paid to and applied as follows:

            (a)   First, to the payment of out-of-pocket costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys' fees, incurred or made hereunder by Lender, including without limitation, Lender's Expenses;

            (b)   Second, to the payment to Lender of the amount then owing or unpaid on the Loans for Scheduled Payments, any accrued and unpaid interest, the Loan Value of the Loans, and all other Obligations with respect to all Loans, provided, however, that if such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Loans, then to the unpaid interest thereon, then to the Loan Value of the Loans, and then to the payment of other amounts then payable to Lender under any of the Loan Documents; and

            (c)   Third, to the payment of the surplus, if any, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

          9.8    Reinstatement of Rights.    If Lender shall have proceeded to enforce any right under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Lender shall be restored to its former position and rights hereunder with respect to the Property subject to the security interest created under this Agreement.

        10.    Waivers; Indemnification.

          10.1    Demand; Protest.    Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

          10.2    Lender's Liability for Collateral.    So long as Lender complies with its obligations, if any, under the Code, Lender shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause other than Lender's gross negligence or willful misconduct; (c) any diminution in the value thereof or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

          10.3    Indemnification and Waiver.    Whether or not any Loans are made hereunder:

            (a)    General Indemnity.    Borrower agrees upon demand to pay or reimburse Lender for all liabilities, obligations and out-of-pocket expenses, including Lender's Expenses and reasonable fees and expenses of counsel for Lender, from time to time arising in connection with the enforcement or collection of sums due under the Loan Documents, and in connection with any amendment or modification of the Loan Documents or any "work-out" in connection with the Loan Documents. Borrower shall indemnify, reimburse and hold Lender and each of its respective successors, assigns, agents, attorneys, officers, directors, shareholders, servants, agents and employees (each an "Indemnified Person") harmless from and against all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including claims relating to environmental discharge, cleanup or compliance), all costs and expenses whatsoever to the extent they may be incurred or suffered by such Indemnified Person in connection therewith (including reasonable attorneys' fees and expenses), fines, penalties (and other charges of applicable governmental authorities), licensing fees relating to any item of Collateral, damage to or loss of use of property (including consequential or special damages to third parties or damages to Borrower's property), or bodily injury to or death of any person (including any agent or employee of Borrower) (each, a "Claim"), directly or indirectly relating to or arising out of the use of the proceeds of the Loans or otherwise, the falsity of any representation or warranty of Borrower or Borrower's failure to comply with the terms of this Agreement or any other Loan Document during the Term. The foregoing indemnity shall cover, without limitation, (i) any Claim in connection with a design or other defect (latent or patent) in any item of equipment included in the Collateral, (ii) any Claim for infringement of any patent, copyright, trademark or other intellectual property right, (iii) any Claim resulting from the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Materials on the premises owned, occupied or leased by Borrower, including any Claims asserted or arising under any Environmental Law, (iv) any Claim for negligence or strict or absolute liability in tort, or (v) any Claim asserted as to or arising under any Landlord Agreement or any Service Provider's Consent; provided, however, that Borrower shall not indemnify any Indemnified Person for any liability incurred by such Indemnified Person as a direct and sole result of such Indemnified Person's gross negligence or willful misconduct. Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Agreement. Upon Lender's written demand, Borrower shall assume and diligently conduct, at its sole cost and expense, the entire defense of Lender, each of its partners, and each of their respective, agents, employees, directors, officers, shareholders, successors and assigns against any indemnified Claim described in this Section 10.3. Borrower shall not settle or compromise any Claim against or involving Lender without first obtaining Lender's written consent thereto, which consent shall not be unreasonably withheld.

            (b)    Waiver.    NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, BORROWER AGREES THAT IT SHALL NOT SEEK FROM LENDER UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

            (c)    Survival; Defense.    The obligations in this Section 10.3 shall survive payment of all other Obligations pursuant to Section 12.8 of this Agreement. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's reasonable discretion, at the sole cost and expense of Borrower. All amounts owing under this Section 10.3 shall be paid within thirty (30) days after written demand.

        11.    Notices.

          (a)   Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by prepaid facsimile to Borrower or to Lender, as the case may be, at their respective addresses set forth below:

If to Borrower:	NuVasive, Inc. 10065 Old Grove Road San Diego, CA 92131 Attention: Steve McGowan, CFO Fax: (858) 271-7101 PH: (858) 527-1957
If to Lender:	GATX Ventures, Inc. 3687 Mt. Diablo Blvd., Suite 200 Lafayette, CA 94549 Attention: Contract Administration Fax: (925) 258-6020 PH: (925) 258-6000
With a copy to:
GATX Ventures, Inc. 16 Munson Road Farmington, CT 06032 Attention: Contract Administration Fax: (860) 284-4350 PH: (860) 284-4300

        The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

        12.    General Provisions.

          12.1    Successors and Assigns.    This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Lender's prior written consent, which consent may be granted or withheld in Lender's sole discretion. Lender shall have the right without the consent of or notice to Borrower to sell, transfer, assign, negotiate, or grant participations in all or any part of, or any interest in Lender's rights and benefits hereunder.

          12.2    Time of Essence.    Time is of the essence for the performance of all obligations set forth in this Agreement.

          12.3    Severabilily of Provisions.    Each provision of this Agreement shall be several from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          12.4    Entire Agreement; Construction; Amendments and Waivers.

            (a)   This Agreement and each of the other Loan Documents dated as of the date hereof, taken together, constitute and contain the entire agreement between Borrower and Lender and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. Borrower acknowledges that it is not relying on any representation or agreement made by Lender or any employee, attorney or agent thereof, other than the specific agreements set forth in this Agreement and the Loan Documents.

            (b)   This Agreement is the result of negotiations between and has been reviewed by each of Borrower and Lender executing this Agreement as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender. Borrower and Lender agree that they intend the literal words of this Agreement and the other Loan Documents and that no parol evidence shall be necessary or appropriate to establish Borrower's or Lender's actual intentions.

            (c)   Any and all amendments, modifications, discharges or waivers of, or consents to any departures from any provision of this Agreement or of any of the other Loan Documents shall not be effective without the written consent of Lender. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent effected in accordance with this Section 12.4 shall be binding upon Lender and on Borrower.

          12.5    Reliance by Lender.    All covenants, agreements, representations and warranties made herein by Borrower shall be deemed to be material to and to have been relied upon by Lender, notwithstanding any investigation by Lender.

          12.6    No Set-Offs by Borrower.    All sums payable by Borrower pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

          12.7    Counterparts.    This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

          12.8    Survival.    All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations and Commitment to fund remain outstanding. The obligations of Borrower to indemnify Lender with respect to the expenses, damages, losses, costs and liabilities described in Section 10.3 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Lender has run.

        13.    Relationship of Parties.    Borrower and Lender acknowledge, understand and agree that the relationship between Borrower, on the one hand, and Lender on the other, is, and at all time shall remain solely that of a borrower and lender. Lender shall not under any circumstances be construed to be a partner or joint venturer of Borrower or any of its Affiliates; nor shall Lender under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or any of its Affiliates, or to owe any fiduciary duty to Borrower or any of its Affiliates. Lender does not undertake or assume any responsibility or duty to Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform Borrower or any of its Affiliates of any matter in connection with its or their Property, any Collateral held by Lender or the operations of Borrower or any of its Affiliates. Borrower and each of its Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither Borrower nor any Affiliate is entitled to rely thereon.

        14.    Confidentiality.    All information (other than periodic reports filed by Borrower with the Securities and Exchange Commission) disclosed by Borrower to Lender in writing or through inspection pursuant to this Agreement that is marked confidential shall be considered confidential. Lender agrees to use the same degree of care to safeguard and prevent disclosure of such confidential information as

Lender uses with its own confidential information, but in any event no less than a reasonable degree of care. Lender shall not disclose such information to any third party (other than to Lender's partners, attorneys, governmental regulators, or auditors, or to a Lender's subsidiaries and affiliates and prospective transferees and purchasers of the Loans, all subject to the same confidentiality obligation set forth herein or as required by law, regulation, subpoena or other order to be disclosed) and shall use such information only for purposes of evaluation of its investment in Borrower and the exercise of Lender's rights and the enforcement of its remedies under this Agreement and the other Loan Documents. The obligations of confidentiality shall not apply to any information that (a) was known to the public prior to disclosure by Borrower under this Agreement, (b) becomes known to the public through no fault of Lender, (c) is disclosed to Lender by a third party having a legal right to make such disclosure, or (d) is independently developed by Lender. Notwithstanding the foregoing, Lender's agreement of confidentiality shall not apply to the extent necessary in connection with any enforcement or exercise of Lender's rights and remedies under this Agreement following an Event of Default, including the enforcement of Lender's security interest in the Collateral, or to confidential information relating to any Collateral as to which Lender has acquired indefeasible title.

        15.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE NORTHERN DISTRICT OF CALIFORNIA. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER:
NUVASIVE, INC.
By:	/s/ STEVE MCGOWAN
Title:	Chief Financial Officer
GATX VENTURES, INC.
By:	/s/ PATRICIA W. LEICHER
Title:	SVP

EXHIBIT A

Disclosure Schedule

EXHIBIT A

DISCLOSURE SCHEDULE

        Borrower hereby certifies the following information to Lender:

        Section 1.    Information For UCC Financing Statements and Searches.

          (a)   The exact corporate name of the Borrower as it appears in its Certificate of Incorporation, as amended to date is: NuVasive, Inc.

          (b)   Borrower's state of incorporation is: Delaware.

          (c)   The organizational ID number of the Borrower from its jurisdiction of incorporation is 2775617.

          (d)   The Borrower's taxpayer identification number is 33-0768598.

          (e)   The following is a list of all Corporate names, dba or trade names used by Borrower in the past five years: NuVasive, Inc. and Nuvasive, Inc.

          (f)    The following is a list of all Subsidiaries of Borrower: NuVasive (Europe) GmbH.

          (g)   The address of Borrower's headquarters and chief executive office is 10065 Old Grove Road, San Diego, CA 9213 1. The following is a list of all States where Borrower's headquarters and chief executive office has been located in the past five years: California.

          (h)   The following is a list of all States where Borrower's property and assets have been located in the past five years: California and Utah.

DISCLOSURE SCHEDULE

        The section numbers in this Disclosure Schedule correspond to the section numbers in that certain Equipment Loan and Security Agreement (the "Agreement") dated December 27, 2001 by and between NuVasive, Inc., a Delaware Corporation (the "Company"), and GATX Ventures, Inc. ("GATX"); however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would otherwise be appropriate. Where the terms of a contract or other disclosure item have been summarized or described in this Disclosure Schedule, such summary or description does not purport to be a complete statement of the material terms of such contract or other item. Capitalized terms used herein but not defined herein shall have the meaning assigned to such terms in the Agreement.

        Nothing herein constitutes an admission of any liability or obligation on the part of the Company nor an admission against the Company's interest. The inclusion of any schedule herein or any exhibit hereto should not be interpreted as indicating that the Company has determined that such an agreement or other matter is necessarily material to the Company. The GATX acknowledges that certain information contained in these schedules may constitute material confidential information relating to the Company which may not be used for any purpose other than that contemplated in the Agreement.

Section 1.1
Definitions

        With respect to subsection (d) of "Permitted Indebtedness," the following Indebtedness exists as of the date of the Agreement:

          (a)   Reference is made to that certain Master Lease Agreement by and between the Company and Comdisco, Inc. dated September 17, 1999, including all schedules and addenda thereto; and

          (b)   Reference is made to that certain Loan and Security Agreement by and between Transamerica Business Credit Corporation and/or its affiliates ("TBCC") and the Company dated June 27, 2000, and all document referred to therein including the promissory note executed by the Company as of June 27, 2000 in favor of TBCC, the Intellectual Property Security Agreement executed by the Company in favor of TBCC dated as of June 27, 2000, the Stock Subscription Warrant granted to TBCC dated as of June 27, 2000, and all other documents referenced therein.

Section 5.1
Organization and Qualification

        The Company owns a 100% interest in the German entity NuVasive (Europe) GmbH.

Section 5.7
Litigation

        Reference is made to the following litigation:

  Medtronic, Inc. and Medtronic Sofamor Danek, Inc. v. NuVasive, Inc., Rufus L. Bennett, Keith Valentine and Patrick Miles, Case No. CT-001579-01, in the Circuit Court of Shelby County, Tennessee.

  Rufus L. Bennett, Keith Valentine and Patrick Miles v. Medtronic, Inc. and Medtronic Sofamor Danek, Inc., Case No. 01 CV 00684 JM (JFS), in United States District Court for the Southern District of California.

  Ronald G. Barnett v. James Francis Marino, M.D.;Healthsouth UTC Surgicenter; NuVasive, Inc. and Does I through 100, inclusive, Case No. GIC 774481, Superior Court of California, County of San Diego.

  Susan L. Klug v. James F. Marino, M.D.; Nick Zelinsky; Jeff Blewett; Curt Stone; Palomar-Pomerado Health System; NuVasive, Inc.; and Does 1 - 50 inclusive, Case No. GIC 777380, Superior Court of California, County of San Diego.

  Kenneth Dixon, Jean Dixon v. James F. Marino, M.D.; Nick Zelensky; Palomar-Pomerado Health System; NuVasive, Inc.; Stryker Corporation and Does 1 - 50, inclusive, Case No. GIC 777906, Superior Court of California, County of San Diego.

EXHIBIT B

Form of Warrants

        Filed as Exhibits 10.6 and 10.7 to this Registration Statement

EXHIBIT C

Form of Loan Agreement Supplement

EXHIBIT C

FORM OF LOAN AGREEMENT SUPPLEMENT

LOAN AGREEMENT SUPPLEMENT NO. [    ]

        LOAN AGREEMENT SUPPLEMENT No. [    ], dated                        ,             ("Supplement"), to the Equipment Loan and Security Agreement dated as of December 27, 2001 (the "Loan Agreement") by and among NuVasive, Inc., a Delaware corporation ("Borrower"), and GATX Ventures, Inc. ("Lender").

        Unless otherwise defined herein, capitalized terms have the meanings given to such terms in the Loan Agreement.

        1.     To secure the prompt payment by Borrower of the principal of and interest on, and all other amounts from time to time outstanding under the Loan Agreement, and the performance and observance by Borrower of all the agreements, covenants and provisions contained in the Loan Agreement, Borrower does hereby grant unto Lender, its respective successors and assigns, a first priority security interest in all of Borrower's right, title and interest in each item of equipment and other property described in Annex A hereto, which equipment and other property shall be deemed to be additional "Financed Equipment." The list of Financed Equipment in Annex A hereto shall be construed as a supplement to, and deemed part of, the Collateral listed in Section 4.1 of the Loan Agreement and shall form a part thereof, and the Loan Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

        2.     The Financed Equipment shall be located at the following address:                                                  .

        3.     Attached as Annex B hereto is the Loan Terms Schedule with respect to the Loan the proceeds of which will be used to finance the Financed Equipment listed in Annex A hereto. The proceeds for the above referenced Agreement should be disbursed as follows:

Disbursement from Lender:
Loan Amount	$
Less:
Interim Payment	$
First payment in Advance	$
Net Proceeds due from Lender:	$

        4.     The aggregate net proceeds of the Loan in the amount of $                        shall be transferred to Borrower's account as follows:

  Account Name:

  Bank Name:

  Bank Address:

    Attention:

    Telephone:

  Account Number:

  ABA Number:

        5.     Borrower hereby certifies that (a) the foregoing information is true and correct and authorizes Lender to endorse in its books and records, the Basic Rate applicable to the Funding Date of the Loan contemplated in this Loan Agreement Supplement and the principal amount set forth in the Loan Terms Schedule; (b) the representations and warranties made by Borrower in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct on the date hereof and will be true and correct on such Funding Date; (c) Borrower has met or will by such Funding Date meet all conditions set forth in Section 3 of the Loan Agreement; (d) Borrower is now, and on such Funding Date will be, in compliance with the covenants and the requirements contained in Sections 4.4, 4.8, 6 and 7 of the Loan Agreement; and (e) no Default or Event of Default has occurred under the Loan Agreement.

        6.     This Supplement is being delivered in the State of California.

        7.     This Supplement may be executed by Borrower and Lender in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

[Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, Borrower and Lender have caused this Supplement to be duly executed and delivered as of this day and year first above written.

NUVASIVE, INC.
By:
Title:
GATX VENTURES, INC.
By:
Title:

Annex A—Description of Financed Equipment

Annex B—Loan Terms Schedule

ANNEX A

to

EXHIBIT C

Debtor: NuVasive, Inc.

        Secured Party: GATX Ventures, Inc.

        The Collateral shall mean and include all of NuVasive, Inc.'s right, title, interest, claims and demands in and to the listed goods (and embedded computer programs and supporting information included within the definition of "goods" under the Code), equipment, fixtures or personal property on the pages attached hereto, whether now owned or hereafter acquired, together with all substitutions, renewals or replacements of and additions, improvements, accessions, replacement parts and accumulations to any and all of such goods, equipment, fixtures or personal property, together with all proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments, and all proceeds from sales, renewals releases or other dispositions thereof, automatically shall be deemed to be a part of the Collateral listed in the Equipment Loan and Security Agreement (the "Loan Agreement") and as to which NuVasive, Inc. has granted a security interest to GATX Ventures, Inc., together with a non-exclusive, irrevocable, perpetual, fully paid, royalty-free license or other right to use, without charge, NuVasive, Inc.'s intellectual property now or hereafter acquired, provided, however, that such license shall only be exercisable in connection with the disposition of Collateral upon Lender's exercise of its remedies hereunder. Capitalized terms not otherwise defined herein have the meaning given such terms in the Loan Agreement.

NUVASIVE, INC.
By:
Title:

FINANCED EQUIPMENT

See Attached Pages.

ANNEX B

         LOAN TERMS SCHEDULE

Loan Funding Date:                        , 200

Date of First Scheduled Payment:

Maturity Date:

Original Loan Amount: $

Basic Rate:                        %

Loan Factor:                        %

Original Scheduled Payment Amount *: $

Borrower shall pay to Lender an Interim Payment in the amount of $                        . The Interim Payment is due and payable on the Funding Date and will be deducted from the disbursement to Borrower.

*/The amount of each Scheduled Payment will change if the Loan Amount changes.

NUVASIVE, INC.
By:
Title:

EXHIBIT D

[Intentionally Omitted]

EXHIBIT E

Form of Landlord Agreement

EXHIBIT E

LANDLORD AGREEMENT

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:
GATX Ventures, Inc.
3687 Mt. Diablo Blvd., Suite 200
Lafayette, California 94549

CONSENT TO REMOVAL OF PERSONAL PROPERTY

        KNOW ALL PERSONS BY THESE PRESENTS:

          (a)   The undersigned has an interest as owner and landlord in the following described real property (the "Real Property"):

        That certain real property in the County of [                        ], State of California, described as:

        SEE ATTACHMENT 1 ATTACHED HERETO FOR FULL LEGAL DESCRIPTION, commonly known as [street address].

          (b)   NuVasive, Inc., a Delaware corporation ("Borrower"), has entered into or will enter into an Equipment Loan and Security Agreement with GATX Ventures, Inc. ("Lender") dated as of December 27, 2001 (as amended and supplemented from time to time, the "Loan Agreement").

          (c)   Lender, as a condition to entering into the Loan Agreement, require that the undersigned consent to the removal by Lender of the equipment and other assets covered by the Loan Agreement (hereinafter called "Equipment") from the Real Property, no matter how it is affixed thereto, and to the other matters set forth below.

        NOW, THEREFORE, for good and sufficient consideration, receipt of which is hereby acknowledged, the undersigned consents to the placing of the Equipment on the Real Property, and agrees with Lender as follows:

          1.     The undersigned waives and releases each and every right which undersigned now has, under laws of the State of California or by virtue of the lease for the Real Property now in effect, to levy or distrain upon for rent, in arrears, in advance or both, or to claim or assert title to the Equipment that is already on said Real Property, or may hereafter be delivered or installed thereon.

          2.     The Equipment shall be considered to be personal property and shall not be considered part of the Real Property regardless of whether or by what means it is of may become attached or affixed to the Real Property.

          3.     The undersigned will permit Lender, or its agent or representative, to enter upon the Real Property for the purpose of exercising any right they may have under the terms of the Loan Agreement or otherwise, including, without limitation, the right to remove the Equipment; provided, however, that if Lender, in removing the Equipment damage any improvements of the undersigned on the Real Property, Lender will, at its expense, cause same to be repaired.

          4.     This agreement shall be binding upon the heirs, successors and assigns of the undersigned and shall inure to the benefit of Lender and its respective successors and assigns.

        IN WITNESS WHEREOF, the undersigned has executed this instrument at                        , this                        day of                        , 2001.

OWNER/LESSOR
By:
Title:

        The foregoing Consent must be acknowledged before a Notary Public.

STATE OF	)
	)	ss
COUNTY OF	)

        On the            day of                        200            before me,                         Notary Public, personally appeared

or	personally known to me
proved to me on the basis of satisfactory evidence

        to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

        WITNESS my hand and official seal

SIGNATURE OF NOTARY PUBLIC
(S E A L)

EXHIBIT F

Form of Service Provider's Consent

EXHIBIT F

SERVICE PROVIDER'S WAIVER AND CONSENT

        THIS SERVICE PROVIDERS WAIVER AND CONSENT (this "Waiver"), dated as of                        , 200    , is executed by and between                        ("Service Provider") and GATX Ventures, Inc., ("Lender") as lender under that certain Equipment Loan and Security Agreement dated as of December 27, 2001 by and between Lender and NuVasive, Inc. ("Borrower").

  RECITALS

        A.    Service Provider is the lessee of real property commonly known as [street address] the ("Premises"). Service Provider provides certain services to Borrower and in connection with such provision of services Service Provider will maintain on the Premises certain equipment (the "Equipment") which is collateral security for certain loans made by Lender to Borrower.

        B.    It is a condition to the making of such loans that Borrower deliver to Lender this Service Provider's Waiver and Consent.

AGREEMENT

        NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Service Provider and Lender hereby agree as follows:

        1.    Waiver and Consent.    Service Provider hereby consents to the location of the Equipment on the Premises and does irrevocably waive, disclaim and relinquish and assign to Lender any and all rights to impose, receive, assert or enforce any lien, encumbrance, charge, security interest, ownership interest, claim or demand of any kind against or involving the Equipment, whether arising by common law, statute or consensually. Service Provider further agrees that (a) neither the Equipment nor any item thereof shall become part of, or otherwise be or become a fixture attached to, the Premises, notwithstanding the manner of the Equipment's annexation, the Equipment's adaptability to the uses and purposes for which the Premises are used, and the intentions of the party making the annexation; (b) the Equipment (or any item thereof) may be repossessed by Lender; and (c) in connection with such repossession or otherwise, Lender, and any of its agents and employees, may subject to Service Provider's Rules and Regulations that require among other things, that Lender be accompanied at all times by a representative of Service Provider, enter upon the premises for the purposes of preparing for transport, disassembling, dismantling, loading and/or removing the Equipment (or any item thereof).

        2.    Miscellaneous.    This Waiver and all rights hereby granted to Lender hereunder shall remain in effect so long as there are any obligations owing by Borrower under the Loan Agreement or any present or future agreement between Borrower and Lender which involves the Equipment. All the terms and provisions of this Waiver shall be binding on and inure to the benefit of the respective successors and assigns of Service Provider and Lender. The rights and benefits of this Waiver may be assigned or transferred by Lender to third parties who may become a lender, directly or indirectly, to Borrower. This Waiver shall be governed by and construed in accordance with the laws of the State of California.

        IN WITNESS WHEREOF, Service Provider and Lender have executed this Waiver as of the date and year first written above.

LENDER:	SERVICE PROVIDER:
GATX Ventures, Inc.

By:	By:

Name:	Name:

Title:	Title:

EXHIBIT G

Form of Officer's Certificate

EXHIBIT G

FORM OF OFFICER'S CERTIFICATE

        GATX Ventures, Inc.

        Reference is made to the Equipment Loan and Security Agreement dated as of December 27, 2001 (as it may be amended from time to time, the "Loan Agreement") by and between NuVasive, Inc. ("Borrower") and GATX Ventures, Inc. ("Lender"). Unless otherwise defined herein, capitalization terms have the meanings given such terms in the Loan Agreement.

        The undersigned Responsible Officer of Borrower hereby certifies to Lender that:

1.
No Event of Default or Default has occurred under the Loan Agreement. (If a Default or Event of Default has occurred, specify the nature and extent thereof and the action Borrower proposes to take with respect thereto.)

2.
The information provided in Section 1 of the Disclosure Schedule is currently true and accurate, except as noted below.

3.
Borrower is in compliance with the provisions of Section 4.4, 4.8, 6 and 7 of the Loan Agreement, except as noted below.

4.
Attached herewith are the [monthly financial statements pursuant to Section 6.3(a) of the Loan Agreement/annual audited financial statements pursuant to Section 6.3(b) of the Loan Agreement]. These have been prepared in accordance with GAAP and are consistent from one period to the next except as noted below.

NOTES TO ABOVE CERTIFICATIONS:

NUVASIVE, INC.
By:
Title:

LOAN AGREEMENT SUPPLEMENT No. 1

        LOAN AGREEMENT SUPPLEMENT No. 1, dated December 31, 2001 ("Supplement"), to the Equipment Loan and Security Agreement dated as of December 27, 2001 (the "Loan Agreement") by and among NuVasive, Inc., a Delaware corporation ("Borrower"), and GATX Ventures, Inc. ("Lender").

        Unless otherwise defined herein, capitalized terms have the meanings given to such terms in the Loan Agreement.

        1.     To secure the prompt payment by Borrower of the principal of and interest on, and all other amounts from time to time outstanding under the Loan Agreement, and the performance and observance by Borrower of all the agreements, covenants and provisions contained in the Loan Agreement, Borrower does hereby grant unto Lender, its respective successors and assigns, a first priority security interest in all of Borrower's right, title and interest in each item of equipment and other property described in Annex A hereto, which equipment and other property shall be deemed to be additional "Financed Equipment." The list of Financed Equipment in Annex A hereto shall be construed as a supplement to, and deemed part of, the Collateral listed in Section 4.1 of the Loan Agreement and shall form a part thereof, and the Loan Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

        2.     The Financed Equipment shall be located at the addresses as outlined on Schedule No. 1-Annex A attached hereto.

        3.     Attached as Annex B hereto is the Loan Terms Schedule with respect to the Loan the proceeds of which will be used to finance the Financed Equipment listed in Annex A hereto. The proceeds for the above referenced Agreement should be disbursed as follows:

Disbursement from Lender:

Loan Amount	$585,418.03
Less:
Interim Payment	$641.03
First payment in Advance	$19,230.87
Facility Fee	$10,000.00

Net Proceeds due from Lender:	$555,546.13

        4.     The aggregate net proceeds of the Loan in the amount of $555,546.13 shall be transferred to Borrower's account as follows:

Account Name:	NuVasive, Inc.
Bank Name:	Wells Fargo Bank
Bank Address:
Attention:
Telephone:
Account Number:	2018618025
ABA Number:	121000248

        5.     Borrower hereby certifies that (a) the foregoing information is true and correct and authorizes Lender to endorse in its books and records, the Basic Rate applicable to the Funding Date of the Loan contemplated in this Loan Agreement Supplement and the principal amount set forth in the Loan Terms Schedule; (b) the representations and warranties made by Borrower in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct on the date hereof and will be true and correct on such Funding Date; (c) Borrower has met or will by such Funding Date meet all conditions set forth in Section 3 of the Loan Agreement; (d) Borrower is now, and on such Funding Date will be, in compliance with the covenants and the requirements contained in Sections 4.4, 4.8, 6 and 7 of the Loan Agreement; and (e) no Default or Event of Default has occurred under the Loan Agreement.

        6.     This Supplement is being delivered in the State of California.

        7.     This Supplement may be executed by Borrower and Lender in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

        8.     Borrower has requested that Lender advance to NuVasive, Inc. on December 31, 2001 a Loan in the amount of $585,418.03 with a Soft Cost allocation of 14% (or $99,521.07) above the 20% Soft Cost allocation permitted by Section 2.1 of the Loan Agreement (the "Excess Amount"). Lender will agree to the advance with such Excess Amount provided that, not later than the Commitment Termination Date, Borrower will cause the aggregate original principal amount of all Loans relating to the financing of Other Equipment to equal not more than 20% of the aggregate original principal amount of all Loans advanced to Borrower under the Loan Agreement. More specifically, if by such date Lender has not advanced additional Loans relating to Eligible Equipment to Borrower in an amount sufficient to bring the percentage of Loans relating to Other Equipment back to 20%, then Borrower will pay to Lender on such date, in addition to any other amounts it owes to Lender under the Loan Agreement, an amount equal to the differential between the outstanding principal amount of Loans relating to Other Equipment and 20% of the outstanding principal amount of all Loans. Borrower's failure to pay such amount in accordance with this letter shall constitute an Event of Default under the Loan Agreement.

        IN WITNESS WHEREOF, Borrower and Lender have caused this Supplement to be duly executed and delivered as of this day and year first above written.

BORROWER:
NUVASIVE, INC.
By:	/s/ Steve McGowan
Title:	Chief Financial Officer
GATX VENTURES, INC.
By:	/s/ Patricia W. Leicher
Title:	SVP

ANNEX A—Description of Financed Equipment
ANNEX B—Loan Terms Schedule

ANNEX B

LOAN TERMS SCHEDULE

Loan Funding Date: December 31, 2001

Date of First Scheduled Payment: January 1, 2002

Maturity Date: December 31, 2004

Original Loan Amount: $585,418.03

Basic Rate: 11.92%

Loan Factor: 3.2850%

Original Scheduled Payment Amount *: $19,230.87

        Borrower shall pay to Lender an Interim Payment in the amount of $641.03. The Interim Payment is due and payable on the Funding Date and will be deducted from the disbursement to Borrower.

*/The amount of each Scheduled Payment will change if the Loan Amount changes.

NUVASIVE, INC.
By:	/s/ Steve McGowan
Title:	Chief Financial Officer

LOAN TERMS SCHEDULE

BORROWER:	NuVasive, Inc.	MATURITY DATE:	12/31/04
TOTAL COMMITMENT:	$1,000,000.00	DATE OF FUNDING:	12/31/01
LOAN:	$585,418.03	SCHEDULE NUMBER:	1

ANNEX B TO LOAN AGREEMENT SUPPLEMENT

Loan Amount			$585,418.03
Basic Rate			11.920%
Treasury Rate	3.92%	Spread	8.000%
Loan Factor			3.2850%
Scheduled Payment Amount			$19,230.87
Interim Payment Amount	An additional amount equal to $641.03 for each day from the Funding Date through December 31, 2001 ($641.03 assuming a Funding Date of December 31, 2001) is payable an the Funding Date.
Final Payment Amount:	An additional amount equal to 0% of the original loan amount shall be paid on the maturity date with respect to such loan.
Payment Number	Payment Date	Total Payment	Prepayment Value*
1	1/1/02	$19,230.87	100.00%
2	2/1/02	$19,230.87	100.00%
3	3/1/02	$19,230.87	99.70%
4	4/1/02	$19,230.87	96.92%
5	5/1/02	$19,230.87	94.12%
6	6/1/02	$19,230.87	91.30%
7	7/1/02	$19,230.87	88.47%
8	8/1/02	$19,230.87	85.63%
9	9/1/02	$19,230.87	82.78%
10	10/1/02	$19,230.87	79.90%
11	11/1/02	$19,230.87	77.02%
12	12/1/02	$19,230.87	74.12%
13	1/1/03	$19,230.87	71.20%
14	2/1/03	$19,230.87	68.28%
15	3/1/03	$19,230.87	65.33%
16	4/1/03	$19,230.87	62.37%
17	5/1/03	$19,230.87	59.40%
18	6/1/03	$19,230.87	56.41%
19	7/1/03	$19,230.87	53.41%
20	8/1/03	$19,230.87	50.39%
21	9/1/03	$19,230.87	47.36%
22	10/1/03	$19,230.87	44.31%
23	11/1/03	$19,230.87	41.25%
24	12/1/03	$19,230.87	38.17%
25	1/1/04	$19,230.87	35.07%
26	2/1/04	$19,230.87	31.96%
27	3/1/04	$19,230.87	28.84%
28	4/1/04	$19,230.87	25.70%
29	5/1/04	$19,230.87	22.54%
30	6/1/04	$19,230.87	19.37%
31	7/1/04	$19,230.87	16.18%
32	8/1/04	$19,230.87	12.98%
33	9/1/04	$19,230.87	9.76%
34	10/1/04	$19,230.87	6.52%
35	11/1/04	$19,230.87	3.27%
36	12/1/04	$19,230.87	0.00%
37	1/1/05	$—	0.00%

Note 1    The amount of the scheduled payment will change if the loan amount changes.

*Each prepayment value assumes payment of all scheduled payments due on or before the indicated payment date.

LOAN AGREEMENT SUPPLEMENT No. 2

        LOAN AGREEMENT SUPPLEMENT No.2, dated July 31, 2002 ("Supplement"), to the Equipment Loan and Security Agreement dated as of December 27, 2001 (the "Loan Agreement") by and among NuVasive, Inc., a Delaware corporation ("Borrower"), and GATX Ventures, Inc. ("Lender").

        Unless otherwise defined herein, capitalized terms have the meanings given to such terms in the Loan Agreement.

        1.     To secure the prompt payment by Borrower of the principal of and interest on, and all other amounts from time to time outstanding under the Loan Agreement, and the performance and observance by Borrower of all the agreements, covenants and provisions contained in the Loan Agreement, Borrower does hereby grant unto Lender, its respective successors and assigns, a first priority security interest in all of Borrower's right, title and interest in each item of equipment and other property described in Annex A hereto, which equipment and other property shall be deemed to be additional "Financed Equipment." The list of Financed Equipment in Annex A hereto shall be construed as a supplement to, and deemed part of, the Collateral listed in Section 4.1 of the Loan Agreement and shall form a part thereof, and the Loan Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

        2.     The Financed Equipment shall be located at

10065 Old Grove Road, San Diego, CA 92131

        3.     Attached as Annex B hereto is the Loan Terms Schedule with respect to the Loan the proceeds of which will be used to finance the Financed Equipment listed in Annex A hereto. The proceeds for the above referenced Agreement should be disbursed as follows:

Disbursement from Lender:

Loan Amount	$101,500.00
Less:
Interim Payment	$109.24
First payment in Advance	$3,277.10

Net Proceeds due from Lender:	$98,113.66

        4.     The aggregate net proceeds of the Loan in the amount of $98,113.66, shall be transferred to Borrower's account as follows:

Account Name:	NuVasive, Inc.
Bank Name:	Wells Fargo Bank
Bank Address:
Attention:
Telephone:
Account Number:	2018618025
ABA Number:	121000248

        5.     Borrower hereby certifies that (a) the foregoing information is true and correct and authorizes Lender to endorse in its books and records, the Basic Rate applicable to the Funding Date of the Loan contemplated in this Loan Agreement Supplement and the principal amount set forth in the Loan Terms Schedule; (b) the representations and warranties made by Borrower in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct on the date hereof and will be true and correct on such Funding Date; (c) Borrower has met or will by such Funding Date meet all conditions set forth in Section 3 of the Loan Agreement; (d) Borrower is now, and on such Funding Date will be, in compliance with the covenants and the requirements contained in Sections 4.4, 4.8, 6 and 7 of the Loan Agreement; and (e) no Default or Event of Default has occurred under the Loan Agreement.

        6.     This Supplement is being delivered in the State of California.

        7.     This Supplement may be executed by Borrower and Lender in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, Borrower and Lender have caused this Supplement to be duly executed and delivered as of this day and year first above written.

NUVASIVE, INC.
By:	/s/ Steve McGowan
Title:	CFO
GATX VENTURES, INC.
By:	/s/ [ILLEGIBLE]
Title:	President

Annex A—Description of Financed Equipment
Annex B—Loan Terms Schedules

EXHIBIT A

Debtor:	NuVasive, Inc.
Secured Party:	GATX Ventures, Inc.

        The Collateral shall mean and include all of NuVasive, Inc.'s right, title, interest, claims and demands in and to the listed goods (and embedded computer programs and supporting information included within the definition of "goods" under the Code), equipment, fixtures or personal property on the pages attached hereto, whether now owned or hereafter acquired, together with all substitutions, renewals or replacements of and additions, improvements, accessions, replacement parts and accumulations to any and all of such goods, equipment, fixtures or personal property, together with all proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments, and all proceeds from sales, renewals, releases or other dispositions thereof, automatically shall be deemed to be a part of the Collateral listed in the Equipment Loan and Security Agreement (the "Loan Agreement") and as to which NuVasive, Inc. has granted a security interest to GATX Ventures, Inc., together with a non-exclusive, irrevocable, perpetual, fully paid, royalty-free license or other right to use, without charge, NuVasive, Inc.'s intellectual property now or hereafter acquired, provided, however, that such license shall only be exercisable in connection with the disposition of Collateral upon Lender's exercise of its remedies hereunder. Capitalized terms not otherwise defined herein have the meaning given such terms in the Loan Agreement.

NUVASIVE, INC.
By:	/s/ Steve McGowan
Title:	CFO

FINANCED EQUIPMENT
See Attached Pages.

ANNEX B

LOAN TERMS SCHEDULE

Loan Funding Date: July 31, 2002

Date of First Scheduled Payment: August 1, 2002

Maturity Date: July 31, 2005

Original Loan Amount: $101,500.00

Basic Rate: 10.65%

Loan Factor: 3.2287%

Original Scheduled Payment Amount*: $3,277.10

        Borrower shall pay to Lender an Interim Payment in the amount of $109.24. The Interim Payment is due and payable on the Funding Date and will be deducted from the disbursement to Borrower.

*/The amount of each Scheduled Payment will change if the Loan Amount changes.

NUVASIVE, INC.
By:	/s/ Steve McGowan
Title:	CFO

Amortization Schedule

Borrower:	NuVasive, Inc.	MATURITY DATE:	07/31/05
Total Commitment:	$1,000,000.00	DATE OF FUNDING:	07/31/02
LOAN:	$101,500.00	SCHEDULE NUMBER:	2

Amortization Table at All-in-Rate = 10.65%

Date	Period	Payment	Principal	Interest	Principal Balance
08/01/02	1	3,277.10	3,277.10	—	98,222.90
09/01/02	2	3,277.10	2,405.37	871.73	95,817.53
10/01/02	3	3,277.10	2,426.72	850.38	93,390.82
11/01/02	4	3,277.10	2,448.25	828.84	90,942.56
12/01/02	5	3,277.10	2,469.98	807.12	88,472.58
01/01/03	6	3,277.10	2,491.90	785.19	85,980.68
02/01/03	7	3,277.10	2,514.02	763.08	83,466.66
03/01/03	8	3,277.10	2,536.33	740.77	80,930.33
04/01/03	9	3,277.10	2,558.84	718.26	78,371.49
05/01/03	10	3,277.10	2,581.55	695.55	75,789.94
06/01/03	11	3,277.10	2,604.46	672.64	73,185.47
07/01/03	12	3,277.10	2,627.58	649.52	70,557.90
08/01/03	13	3,277.10	2,650.90	626.20	67,907.00
09/01/03	14	3,277.10	2,674.42	602.67	65,232.58
10/01/03	15	3,277.10	2,698.16	578.94	62,534.42
11/01/03	16	3,277.10	2,722.10	554.99	59,812.32
12/01/03	17	3,277.10	2,746.26	530.83	57,066.05
01/01/04	18	3,277.10	2,770.64	506.46	54,295.42
02/01/04	19	3,277.10	2,795.23	481.87	51,500.19
03/01/04	20	3,277.10	2,820.03	457.06	48,680.16
04/01/04	21	3,277.10	2,845.06	432.04	45,835.10
05/01/04	22	3,277.10	2,870.31	406.79	42,964.79
06/01/04	23	3,277.10	2,895.79	381.31	40,069.00
07/01/04	24	3,277.10	2,921.49	355.61	37,147.52
08/01/04	25	3,277.10	2,947.41	329.68	34,200.10
09/01/04	26	3,277.10	2,973.57	303.53	31,266.53
10/01/04	27	3,277.10	2,999.96	277.14	28,226.57
11/01/04	28	3,277.10	3,026.59	250.51	25,199.98
12/01/04	29	3,277.10	3,053.45	223.65	22,146.53
01/01/05	30	3,277.10	3,080.55	196.55	19,065.99
02/01/05	31	3,277.10	3,107.89	169.21	15,958.10
03/01/05	32	3,277.10	3,135.47	141.63	12,822.63
04/01/05	33	3,277.10	3,163.30	113.80	9,659.33
05/01/05	34	3,277.10	3,191.37	85.73	6,467.96
06/01/05	35	3,277.10	3,219.69	57.40	3,248.27
07/01/05	36	3,277.10	3,248.27	28.83	(0.00)

LOAN TERMS SCHEDULE

BORROWER:	NuVasive, Inc.	MATURITY DATE:	7/31/05
TOTAL COMMITMENT:	$1,000,000.00	DATE OF FUNDING:	07/31/02
LOAN:	$101,500.00	SCHEDULE NUMBER:	2

ANNEX B TO LOAN AGREEMENT SUPPLEMENT

Loan Amount			$101,500.00
Basic Rate			10.650%
All in Rate			10.650%
Treasury Rate	2.65%	Spread	8.000%
Loan Factor			3.2287%
Scheduled Payment Amount			$3,277.10
Interim Payment Amount	An additional amount equal to $109.24 for each day from the Funding Date through July 31, 2002 ($109.24 assuming a Funding Date of July 31, 2002) is payable on the Funding Date.
Final Payment Amount:	An additional amount equal to 0% of the original loan amount shall be paid on the maturity date with respect to such loan.
Payment Number	Payment Date	Total Payment	Prepayment Value*
1	8/1/02	$3,277.10	100.00%
2	9/1/02	$3,277.10	100.00%
3	10/1/02	$3,277.10	97.99%
4	11/1/02	$3,277.10	95.26%
5	12/1/02	$3,277.10	92.50%
6	1/1/03	$3,277.10	89.74%
7	2/1/03	$3,277.10	86.96%
8	3/1/03	$3,277.10	84.16%
9	4/1/03	$3,277.10	81.36%
10	5/1/03	$3,277.10	78.53%
11	6/1/03	$3,277.10	75.70%
12	7/1/03	$3,277.10	72.85%
13	8/1/03	$3,277.10	69.98%
14	9/1/03	$3,277.10	67.10%
15	10/1/03	$3,277.10	64.21%
16	11/1/03	$3,277.10	61.30%
17	12/1/03	$3,277.10	58.38%
18	1/1/04	$3,277.10	55.45%
19	2/1/04	$3,277.10	52.49%
20	3/1/04	$3,277.10	49.53%
21	4/1/04	$3,277.10	46.55%
22	5/1/04	$3,277.10	43.55%
23	6/1/04	$3,277.10	40.54%
24	7/1/04	$3,277.10	37.51%
25	8/1/04	$3,277.10	34.47%
26	9/1/04	$3,277.10	31.42%
27	10/1/04	$3,277.10	28.34%
28	11/1/04	$3,277.10	25.26%
29	12/1/04	$3,277.10	22.16%
30	1/1/05	$3,277.10	19.04%
31	2/1/05	$3,277.10	15.90%
32	3/1/05	$3,277.10	12.75%
33	4/1/05	$3,277.10	9.59%
34	5/1/05	$3,277.10	6.41%
35	6/1/05	$3,277.10	3.21%
36	7/1/05	$3,277.10	0.00%
37	8/1/05	$—	0.00%

Note 1    The amount of the scheduled payment will change if the loan amount changes.

*    Each Prepayment value assumes payment of all scheduled payments due on or before the indicated payment date.

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  EXHIBIT 10.22
AGREEMENT
EXHIBIT A Disclosure Schedule
EXHIBIT B Form of Warrants
EXHIBIT C Form of Loan Agreement Supplement
ANNEX B
EXHIBIT D
EXHIBIT E Form of Landlord Agreement
CONSENT TO REMOVAL OF PERSONAL PROPERTY
EXHIBIT F Form of Service Provider's Consent
EXHIBIT G Form of Officer's Certificate